Exhibit 5.1

                                                     July 29, 2004

Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois 60062

Re:      Allstate Life Global Funding Trust 2004-3
         $300,000,000 3.50% Notes due 2007

Ladies and Gentlemen:

I am General Counsel of Allstate Life Insurance Company, an Illinois insurance company ("Allstate Life"), and, together with other attorneys in the Law Department of Allstate Life under my supervision, have reviewed the documents relating to the establishment of the Allstate Life Global Funding Secured Medium Term Note Program (the "Institutional Program") and the Allstate LifeSM CoreNotes(R) Program (the "Retail Program" and together with the Institutional Program, the "Programs") for the issuance and sale, from time to time, of secured medium term notes (the "Notes"). Under the Programs, newly created separate statutory trusts, each organized under the laws of the State of Delaware and each beneficially owned by Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding") (each, an "Issuing Trust" and collectively, "the Issuing Trusts") will issue Notes in an aggregate amount of up to $4,000,000,000. The net proceeds from the offering and sale of the Notes will be used by each Issuing Trust to purchase a Funding Note (each, a "Funding Note") from Global Funding in an amount equal to the amount of Notes issued by the Issuing Trust. Global Funding will use the proceeds from the sale of each Funding Note to purchase one or more Funding Agreement(s) (the "Funding Agreement(s)") from Allstate Life. Global Funding will immediately assign absolutely to, and deposit into, each Issuing Trust the Funding Agreement(s), and the relevant Funding Note will be surrendered.

Allstate Life and Global Funding have filed a Registration Statement on Form S-3 (File No. 333-112249) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (as amended, the "Registration Statement"), including a Prospectus, dated April 27, 2004 (the "Prospectus"), a Prospectus Supplement dated April 27, 2004 relating to the Institutional Program (the "Institutional Prospectus Supplement") and a Prospectus Supplement dated April 27, 2004 relating to the Retail Program (the "Retail Prospectus Supplement") containing information relating to the Notes and the Programs. The Prospectus and the Institutional Prospectus Supplement are supplemented by a pricing supplement, dated July 22, 2004 (the "Pricing Supplement"), as filed with the Commission pursuant to Rule 424(b)(2) of the Act and relating to the issuance by Allstate Life Global Funding Trust 2004-3 (the "Trust") of $300,000,000 aggregate principal amount of 3.50% Notes due 2007 (the "Designated Notes") and the delivery of Funding Agreement No. FA-41072 by Allstate Life (the "Designated Funding Agreement").

I, or other attorneys in the Law Department of Allstate Life under my direction, have examined the originals (or copies certified or otherwise identified to my satisfaction) of such other agreements, certificates, documents and records and have reviewed such questions of law and made such inquiries as I have deemed necessary or appropriate for the purpose of the opinions rendered herein.

In such examination, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all such documents submitted to me as copies and the authenticity of the originals of such letter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representative of Allstate Life and public officials.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated here, I am of the opinion that:

The Designated Funding Agreement has been duly authorized and when it has been duly executed, issued and delivered, will constitute a valid and legally binding obligation of Allstate Life in accordance with its terms.

The opinions rendered herein are limited to the laws of the State of Illinois and the Federal law of the United States.

I consent to the filing of this opinion letter as an exhibit to the current report on Form 8-K filed by Global Funding and the Trust in connection with the issuance and sale of the Designated Notes, incorporated by reference in the Registration Statement and to the use of my name in the Pricing Supplement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Sincerely,


                                          /s/ Michael J. Velotta
                                          ----------------------
                                          Michael J. Velotta
                                          Senior Vice President,
                                          Secretary and General Counsel

Exhibit 5.2


                                  July 29, 2004

Allstate Life Global Funding
c/o AMACAR Pacific Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211

                  Re: Allstate Life Global Funding Trust 2004-3 $300,000,000 3.50% Notes due 2007

Ladies and Gentlemen:

     We have acted as special counsel to Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Global Funding and Allstate Life Insurance Company ("Allstate Life"), of a Registration Statement on Form S-3 (File No. 333-112249), as amended (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued by newly formed Delaware statutory trusts (each, an "Issuing Trust" and together the "Issuing Trusts"), a prospectus supplement relating to secured medium term notes to be issued by the Issuing Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Allstate LifeSM CoreNotesSM to be issued by the Issuing Trusts. The Registration Statement provides for: (i) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Issuing Trusts, with each Issuing Trust to issue Notes, pursuant to an indenture to be entered into between such Trust and J.P. Morgan Trust Company, National Association, or its successors or assigns, as indenture trustee, substantially in the form attached as an exhibit to the Registration Statement, (ii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each in the form attached as an exhibit to the Registration Statement, a "Funding Note") to be sold to the Issuing Trusts in connection with the sale of the Notes and (iii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, of Allstate Life's funding agreements (each in the form attached as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to Global Funding, which will immediately assign absolutely and deposit the relevant Funding Agreement(s) to the relevant Issuing Trust, and the relevant Funding Note will be surrendered, in connection with the sale of Notes. This opinion letter is delivered to you in connection with the issuance by Allstate Life Global Funding 2004-3 (the "Trust") of $300,000,000 aggregate principal amount of 3.50% Notes due 2007 (the "Designated Notes") and the issuance by Global Funding of a $300,000,000 3.50% Funding Note due 2007 (the "Designated Funding Note").

     In furnishing this opinion, we have reviewed: (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and pricing supplement no. 3 dated July 22, 2004 (the "Pricing Supplement"), (ii) the trust agreement, dated as of the date of the Pricing Supplement (the "Trust Agreement"), which adopts and incorporates the standard trust agreement terms, among Global Funding, as trust beneficial owner, AMACAR Pacific Corp., as the sole administrator for the Trust and Wilmington Trust Company, as Delaware trustee, (iii) the Indenture, which adopts and incorporates the standard indenture terms, between J.P. Morgan Trust Company, National Association, as indenture trustee, and the Trust (the "Indenture"), (iv) the funding note indenture, which adopts and incorporates the standard funding note indenture terms, between J.P. Morgan Trust Company, National Association, as funding note indenture trustee, and Global Funding (the "Funding Note Indenture"), (v) the Distribution Agreement, dated April 27, 2004 entered into by and among Global Funding and the agents named therein, acknowledged and agreed to by the Trust pursuant to the terms agreement dated as of the date of the Pricing Supplement executed by the Trust through the execution of the Series Instrument (as hereinafter defined), (vi) the Series Instrument, dated July 22, 2004 (the "Series Instrument") that includes the Trust Agreement executed in connection with the creation of the Trust, (vii) the Closing Instrument, dated July 29, 2004 (the "Closing Instrument") that includes the Indenture and the Funding Note Indenture executed in connection with the issuance by the Trust of the Notes and the issuance by Global Funding of the Funding Note, (viii) the Designated Notes,
(ix) the Designated Funding Note, (x) Funding Agreement No. FA-41072 and (xi) such other certificates, records, and other documents as we have deemed necessary or appropriate to enable us to render our opinions set forth below.

     We have also reviewed the corporate action of Allstate Life and the trust action of Global Funding and the Trust in connection with the issuance of the Notes and the Funding Notes, and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Allstate Life, Global Funding and the Trust, as applicable, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to authentic original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representations of all persons whom we have deemed appropriate. We have assumed that the Indenture Trustee has the power and authority to authenticate the Designated Notes.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion:

1. Upon the execution and delivery of the Designated Funding Note issued by Global Funding as contemplated by the Registration Statement, the Designated Funding Note will be a valid and binding obligation of Global Funding, enforceable against Global Funding in accordance with its terms.

2. Upon the execution, issuance, authentication and delivery of the Designated Notes as contemplated by the Registration Statement, the Designated Notes will be the valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

     The above opinions with regard to the enforceability of the Designated Notes and the Designated Funding Notes: (i) are qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) are subject to the further qualification that, to the extent that the relevant Notes or relevant Funding Note are denominated in a currency other than United States dollars, a claim thereunder (or foreign currency judgment in respect to such claim) would be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, as currently in effect. This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date of effectiveness of the Registration Statement with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date of effectiveness of the Registration Statement.

     We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by Global Funding and the Trust in connection with the issuance and sale of the Designated Notes and the Designated Funding Notes, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                         Very truly yours,
                         /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.